SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 29, 2004

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission file Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Item 5. Other Events and Regulation FD Disclosure

On June 29, 2004, Salix Pharmaceuticals, Ltd. issued a press release announcing that the Company has signed an agreement with Pharmatel PTY LTD of Sydney, Australia to market COLAZAL® in Australia and New Zealand and that the company also has signed an agreement with Rimaco Inc. of San Juan, Puerto Rico to market the Company’s products in Puerto Rico. A copy of this press release is attached.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated June 29, 2004 of Salix Pharmaceuticals, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: June 29, 2004	By:	/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer